UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): April 13, 2004


                                 BGR Corporation
               (Exact name of Registrant as specified in charter)


         Nevada                        333-72392                 98-0353403
(State of Other Jurisdiction          (Commission              (IRS Employer
     of Incorporation)                File Number)           Identification No.)


         7263 E. San Alfredo
         Scottsdale, Arizona                                        85258
(Address of Principal Executive Offices)                          (Zip Code)


       Registrant's telephone number, including area code: (480) 596-4014


                              Cortex Systems, Inc.
                         777 Royal Oak Drive, Suite 310
                           Victoria, British Columbia
                                 Canada V8X 5K2
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

SHAREHOLDERS AGREEMENT

     On or about April 12, 2004, BGR Corporation (the "BGR" or the "Company"), entered into an Sharholders Agreement with Alexis Group, LLC ("ALEXIS"), which is the owner and operator of Pauli's HOME OF THE STEAKBURGER. Pauli's principal feature of the restaurant is their special blend of top sirloin SteakBurgers, sized to their specifications, and delivered fresh, never frozen.

     The Pauli's concept was brought to BGR Corporation by American Restaurant Development Corporation ("ARDC"). As per the Shareholder Agreement, BGR Corporation will establish a new company that is controlled by both BRG and ALEXIS, as well as provide the monies needed to start the immediate sale of franchises through ARDC. ALEXIS will provide exclusive rights of the "Pauli's" name, trade marks, trade dress, operating system and recipes to the newly formed company.

ITEM 7. EXHIBITS

     Exhibit 10. Shareholders Agreement

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      Signature                        Title                         Date
      ---------                        -----                         ----


/s/ Bradford Miller                  President                   April 13, 2004
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Bradford Miller